NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SHARES
         OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

         IN ADDITION, A PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF JUNE 16, 2005 (THE "PURCHASE AGREEMENT"), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS WARRANT.

                    ---------------------------------------

                              ADSOUTH PARTNERS, INC

                       COMMON STOCK PURCHASE WARRANT "--"

Number of Shares:  x,xxx,xxx                      Holder: [Name of Purchaser]

Original Issue Date:  June 17, 2005                  Name of Contact
                                                     Address
                                                     Address
Expiration Date: June 16, 2010                       Address
                                                     tel xxx-xxx-xxx
Exercise Price per Share: $x.xx                      fax xxx-xxx-xxx



Adsouth Partners, Inc, a company organized and existing under the laws of the State of Nevada (the "Company" or "Adsouth"), hereby certifies that, for value received, [Name of purchaser], or its registered assigns (the "Warrant Holder"), is entitled to purchase from the Company up to [insert applicable number of warrants (x,xxx,xxx)] shares (as adjusted from time to time as provided in Section 7, the "Warrant Shares") of common stock, $.0001 par value (the "Common Stock"), of the Company at a price per Warrant Share of [insert Exercise Price] (as adjusted from time to time as provided in Section 7, the "Exercise Price"), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on the Expiration Date, such period being referred to as the "Exercise Period."

    1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

    2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate that is an accredited investor which has been identified to and approved by the Company (which approval shall not be unreasonably withheld or delayed) for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the 1933 Act and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. "Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

    3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, other than those incurred by or as a result of conduct of the Holder. The Company further warrants and agrees that during the Exercise Period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

    4.   Registration of Transfers and Exchange of Warrants.

         a. Subject to compliance with federal and state securities laws, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 9. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

         b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 9 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

    5.   Exercise of Warrants.

         a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 9, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, by wire transfer or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 7 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

         b. A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

         c. This Warrant shall be exercisable at any time and from time to time during the Exercise Period for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

         d. (i) Notwithstanding anything contained herein to the contrary, but subject to Section 5(e) of this Warrant, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

                          Net Number = (A x (B - C))/B

         (ii) For purposes of the foregoing formula:

              A= the total number shares with respect to which this Warrant is then being exercised.

              B= the last reported sale price (as reported by Bloomberg) of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

              C= the Warrant Exercise Price then in effect at the time of such exercise.

         e. The Cashless Exercise provisions set forth in Section 5(d) of this Warrant may not be exercised (i) for a period of six (6) months from the date of this Warrant and (ii) thereafter, as long as the Warrant Shares are subject to an effective registration statement under the 1933 Act.

    6. Maximum Exercise. The Warrant Holder shall not be entitled to exercise this Warrant on a Date of Exercise in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Warrant Holder and its affiliates on such Date of Exercise, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on a Date of Exercise, which would result in beneficial ownership by the Warrant Holder and its affiliates of more than the Applicable Percentage (The "Applicable Percentage" shall be defined as 4.9% for the Barron Partners LP, Vestal, Molinsky and their respective Affiliates) of the outstanding shares of Common Stock on such date. For the purposes of this Warrant beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Warrant Holder shall not be limited to aggregate exercises which would result in the issuance of more than the Applicable Percentage.

    7. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefore, are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:

         a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

         b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

         c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

         d. Price Adjustment. In case the Company shall, when this Warrant is outstanding, issue shares of its Common Stock or securities upon the conversion or exercise of which or pursuant to the terms of which shares of Common Stock may be issued (other than (A) Exempt Issuances, or (B) shares issued in any of the transactions described in Sections 7(a) and 7(b) of this Warrant or (C) shares issuable upon exercise or conversion of convertible securities for which an adjustment has already been made pursuant to this Section 7(d)), for a consideration per share or having a conversion or exercise price per share less than the Exercise Price then in effect, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received or receivable for the issuance of such additional shares would purchase at the Exercise Price then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares (including the exercise or conversion of all options, warrants and other convertible securities). Such adjustment shall be made successively whenever such an issuance is made. An adjustment pursuant to this Section 7(d) shall not result in any change in the number of shares of Common Stock issuable upon exercise of this Warrant.

    8. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

    9.   Sale or Merger of the Company.

         a. In the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity, the Applicable Percentage restriction set forth in Section 6 of this Warrant will immediately be terminated and the Warrant Holder will have the right to exercise the warrants concurrent with the sale.

         b. Notwithstanding any other provisions of this Warrant, in the event of a Specified Merger, as hereinafter defined, this Warrant, if not exercised prior to the effective time of the Specified Merger, shall, at the effective time of the Specified Merger, without any action on the part of the holder, become and be converted into the right to receive cash or securities having a value equal to the amount determined by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant by the amount by which (i) the consideration payable with respect to one share of Common Stock in the Specified Merger exceeds (ii) the Exercise Price. A "Specified Merger" shall mean the merger or consolidation of the Company into another corporation or entity or the sale by the Company of all or substantially all of its business and assets in a transaction in which the net proceeds or other consideration from such sale are distributed to the Company's stockholders in liquidation of their shares of Common Stock, if, and only if, the sole consideration to be received by the holders of the Common Stock is cash, including any contingent cash, and/or securities all of which are listed on the New York or American Stock Exchange or the Nasdaq Stock Market or the OTC Bulletin Board or any other exchange or market which is approved by the holders of warrants to purchase a majority of the shares of Common Stock then subject to outstanding warrants. Securities issued in the Specified Merger shall be valued at the average closing price thereof on the principal stock exchange or market on which the securities are listed for the five-day period ending the day prior to the effective date of the Specified Merger. Payment to the holder of this Warrant with respect to any such securities shall be payable in either cash or in such securities (valued as herein provided), as the Company shall determine. If, in a Specified Merger, the value of the consideration payable with respect to one share of Common Stock is less than the Exercise Price, no payment shall be made to the holder of this Warrant, and this Warrant shall terminate.

    10.  Intentionally Omitted.

    11. Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company may issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company. However, in the event that the Company does not issue a substitute warrant, the number and class of Warrant Shares and the Exercise Price shall be adjusted as provided in this Warrant, and this Warrant shall relate the adjusted number of Warrant Shares and Exercise Price.

    12. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or
(iv) on the date of delivery if is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

                           If to the Company:
                           -----------------

                           Adsouth Partners, Inc.
                           1515 North Federal Highway; Suite 418
                           Boca Raton, Florida 33432
                           Attention: Anton Lee Wingeier, CFO
                           Telephone: 561-750-0410
                           Fax: 561-750-0420

                           If to the Warrant Holder: at the address or telecopier number and to the attention of the person shown on the Company's warrant register.

    13.  Miscellaneous.

         a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only by a writing signed by the Company and the Warrant Holder and assigned in the manner provided in this Warrant; provided, however, that the Applicable Percentage limitation provided in Section 6 of this Warrant may not be amended without the consent of the holders of a majority of the then outstanding shares of Common Stock..

         b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

         c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

         d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

         e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceablilty of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

         f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

                          [SIGNATURE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

Adsouth Partners, Inc, a Nevada corporation

By:___________________________________________
Name:  Anton Lee Wingeier
Title: Chief Financial Officer

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  Adsouth Partners, Inc.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase five million shares of Common Stock ("Common Stock"), $.001 par value, of Adsouth Partners Inc and encloses the warrant and $x.xx for each Warrant Share being purchased or an aggregate of $x,xxx,xxx in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:


____________________________________________


____________________________________________


____________________________________________
(Please print name and address)


____________________________________________
(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


____________________________________________


____________________________________________


____________________________________________
(Please print name and address)

Dated:  ___________________          Name of Warrant Holder:

                                     (Print)__________________________________

                                     (By:)____________________________________


                                     (Name:)__________________________________

                                     (Title:)_________________________________

                                     Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant